As filed with the Securities and Exchange Commission on January 9, 2004.
                                                   Registration No. 333 - 109578

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE SOUTH FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

         SOUTH CAROLINA                                        57-0824914
   --------------------------                                 --------------
   (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                         Identification No.)

                              104 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900
                     --------------------------------------
         (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

     WILLIAM P. CRAWFORD, JR., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         THE SOUTH FINANCIAL GROUP, INC.
                              104 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-4777
    -------------------------------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)


       MOUNTAINBANK FINANCIAL CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN
       ------------------------------------------------------------------
                              (Full Title of Plans)


                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
         Title of Each Class of              Amount       Proposed Maximum   Proposed Maximum     Amount of
            Securities to be                  to be        Offering Price        Aggregate     Registration Fee
               Registered                Registered (1)       Per Share       Offering Price         (4)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per          79,710 (2)          $10.12(3)      $806,665.20              $65.26
   share....
=================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) The maximum number of shares issuable pursuant to the terms of the MountainBank Financial Corporation 1997 Employee Stock Option Plan. Of this number, 75,019 shares were registered pursuant to the Company's registration statement on Form S-8, Commission File No. 333-109578. The number of shares registered under this Registration Statement references both the additional shares and the shares registered under the previous Registration Statement, Commission File No. 333-109578, solely because the additional shares caused the weighted average exercise price calculation to change from $10.09 to $10.12, thereby necessitating the recalculation of the registration fee.
(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price for the options, as converted, to purchase shares of Common Stock.
(4)      Of this amount, $61.24 was previously paid.

         THE EXHIBIT INDEX IS ON PAGE 5 OF THIS REGISTRATION STATEMENT.

                                EXPLANATORY NOTE

This Registration Statement registers 4,691 additional shares of common stock of The South Financial Group, Inc. (the "Company"), par value $1.00 per share (the "Common Stock"), for issuance pursuant to the MountainBank Financial Corporation 1997 Employee Stock Option Plan (the "Plan").

The contents of an earlier Registration Statement on Form S-8 with respect to the Plan, as filed with the Securities and Exchange Commission on October 8, 2003, Registration No. 333-109578, is hereby incorporated by reference. The earlier Registration Statement registered 75,019 shares of Common Stock with respect to the Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on the 9th day of January, 2004.

                                    THE SOUTH FINANCIAL GROUP, INC.

                                    By: /s/ William S. Hummers III
                                        ------------------------------------
                                    William S. Hummers III,
                                    Executive Vice President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Crawford, Jr. and William S. Hummers III, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant  to  the   requirements   of  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                                         Date

/s/ William R. Timmons, Jr.         Chairman of the Board                                        January 9,  2004
---------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.            President, Chief Executive Officer                           January 9, 2004
---------------------------         and Director (Principal Executive Officer)
Mack I. Whittle, Jr.

/s/ William S. Hummers III          Executive Vice President, Director                           January 9,  2004
---------------------------         (Principal Accounting and Financial Officer)
William S. Hummers III

                                    Director                                                     January __, 2004
---------------------------
William P. Brant

/s/ Gordon W. Campbell              Director                                                     January 9,  2004
--------------------------
Gordon W. Campbell

/s/ J. W. Davis                     Director                                                     January 9,  2004
--------------------------
J. W. Davis

/s/ Judd B. Farr                    Director                                                     January 9,  2004
--------------------------
Judd B. Farr

                                    Director                                                     January __, 2004
--------------------------
C. Claymon Grimes, Jr.

                                    Director                                                     January __, 2004
--------------------------
M. Dexter Hagy

                                       3




                                    Director                                                     January __, 2004
---------------------------
Thomas J. Rogers

/s/ H. Earle Russell, Jr.           Director                                                     January 9,  2004
---------------------------
H. Earle Russell, Jr.

/s/ Charles B. Schooler             Director                                                     January 9,  2004
---------------------------
Charles B. Schooler

/s/ Edward J. Sebastian             Director                                                     January 9,  2004
---------------------------
Edward J. Sebastian

                                    Director                                                     January __, 2004
---------------------------
John C. B. Smith, Jr.

/s/ Eugene E. Stone IV              Director                                                     January 9,  2004
---------------------------
Eugene E. Stone IV

/s/ William R. Timmons, III         Director                                                     January 9,  2004
---------------------------
William R. Timmons, III

/s/ Sanuel H. Vickers               Director                                                     January 9,  2004
---------------------------
Samuel H. Vickers

/s/ David C. Wakefield III          Director                                                     January 9,  2004
---------------------------
David C. Wakefield III




                                  EXHIBIT INDEX
         Exhibit
         -------

         4.1      Articles of Incorporation:  Incorporated by reference to Exhibit 3.1 of the Company's  Registration Statement on
                  Form S-4, Commission File No. 33-57389.

         4.2      Articles of Amendment dated June 1, 1997.  Incorporated by reference to Exhibit 3.2 of the Company's
                  Registration Statement on Form S-4 filed on July 30, 1997, Commission File No. 333-32459.

         4.3      Articles of Amendment dated April 19, 2000.  Incorporated  by reference to Exhibit 99.1 of the Company's Current
                  Report on Form 8-K filed on April 25, 2000 (Commission File No. 0-15083).

         4.4      Amended and Restated Bylaws of the Company, as amended and restated as of December 18, 1996: Incorporated by reference to Exhibit 3.1 of the Company's  Current Report on Form 8-K dated December 18, 1996, Commission File No.
                  0-15083.

         4.5      Amended and Restated  Shareholder  Rights  Agreement:  Incorporated by reference to Exhibit 4.1 of the Company's
                  Current Report on Form 8-K dated December 18, 1996, Commission File No. 0-15083.

         5.1      Opinion of William P. Crawford, Jr., Esquire regarding legality of shares of The South Financial Group, Inc.

         23.1     Consent of KPMG LLP.

         23.2     Consent of William P. Crawford, Jr.: Contained in Exhibit 5.1.

         24.1     The Power of Attorney: Contained on the signature page of this Registration Statement.

         99.1     First Western Bank 1998 Incentive Stock Option Plan.  Incorporated by reference to Exhibit 99.1 of MountainBank
                  Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85614.

         99.2     First Western Bank 1999 Incentive Stock Option Plan.  Incorporated by reference to Exhibit 99.2 of  MountainBank
                  Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85614.

         99.3     First Western Bank 1998 Nonstatutory Stock Option Plan. Incorporated by reference to Exhibit 99.1 of MountainBank
                  Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85610.

         99.4     First Western Bank 1999 Nonstatutory Stock Option Plan.  Incorporated by reference to Exhibit 99.2 of MountainBank
                  Financial Corporation's Registration Statement on Form S-8 filed on April 5, 2002 Commission File No. 333-85610.

         99.5     MountainBank Financial Corporation 1997 Director Stock Option Plan.  Incorporated by reference to Exhibit 10.6 to
                  Registration Statement on Form S-4 (Commission No. 333-71516).

         99.6     MountainBank Financial Corporation 1997 Employee Stock Option Plan.  1997 Employee Stock Option Plan, as amended.
                  Incorporated herein by reference to Exhibit 10.3 to MountainBank Financial Corporation's Registration Statement on
                  Form S-4 (Commission No. 333-71516).

         99.7     Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina,  as amended.  Incorporated  herein by reference to Exhibit 99.7.3 to The South Financial Group, Inc.'s Registration Statement on Form S-8 (Commission
                  No. 333-109578).

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